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
As filed with the Securities and Exchange Commission on October 24, 2001             Registration No. 333-57684

====================================================================================================================================
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CHARTER FINANCIAL CORPORATION
             (exact name of registrant as specified in its charter)

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
      United States                       6035                           Application Pending
 (state or other jurisdiction       (Primary Standard              (IRS Employer Identification No.)
  of incorporation or           Classification Code Number)
      organization)
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                                 c/o CharterBank
                                600 Third Avenue
                              West Point, GA 31833
                                 (706) 645-1391
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             ______________________

                                Robert L. Johnson
                      President and Chief Executive Officer
                          Charter Financial Corporation
                               600 Third Avenue
                            West Point, Georgia 31833
                                 (706) 645-1391
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ______________________

                                   Copies to:

                             V. Gerard Comizio, Esq.
                             Thacher Proffitt & Wood
                      1700 Pennsylvania Ave, N.W., Ste. 800
                             Washington, D.C. 20006
                                 (202) 347-8400


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         This post-effective amendment is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 2,119,019 shares of common stock, par value $0.01 per share, of Charter Financial Corporation covered by Registration Statement Number 333-57684. The shares have not been issued as of the date hereof and are no longer being offered. The offering resulted in the sale of 3,964,481 shares of common stock at a final offering price of $10.00 per share, including 317,158 shares of common stock sold to the Employee Stock Ownership Plan of Charter Financial Corporation.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, Georgia on October 24, 2001.

                                  Charter Financial Corporation

                                   /s/  Robert L. Johnson
                                  ------------------------------------
                                  By: Robert L. Johnson
                                  President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement, has been signed by the following persons in the capacities and on the dates indicated.

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

            Name                               Title                                 Date
            ----                               -----                                 ----
*                                 Chairman of the Board                        October 24, 2001
------------------------------
John W. Johnson, Jr.

*                                 President, Chief Executive Officer and       October 24, 2001
------------------------------    Director (principal executive officer)
Robert L. Johnson

*                                 Director                                     October 24, 2001
------------------------------
David Z. Cauble, III


*                                 Director                                     October 24, 2001
------------------------------
Jane W. Darden


*                                 Director                                     October 24, 2001
------------------------------
William B. Hudson


*                                 Director                                     October 24, 2001
------------------------------
Thomas M. Lane

*                                 Director                                     October 24, 2001
------------------------------
R. Terry Taunton

*                                 Chief Financial Officer, Vice President      October 24, 2001
------------------------------    and Treasurer (principal accounting
Curtis R. Kollar                  officer)
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*/s/ Robert L. Johnson as attorney-in-fact by power of attorney dated March 22,
2001, as filed on March 27, 2001.